UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 1, 2014

BioCorRx Inc.
(Exact name of registrant as specified in its charter)

333-153381
(Commission File Number)

Nevada	26-1972677
(State or other jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

601 N. Parkcenter Drive, Suite 103
Santa Ana, California 92705
(Address of principal executive offices)

(714) 462-4880
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement.

On October 2, 2013, BioCorRx Inc., formerly Fresh Start Private Management, Inc. (the "Company"), entered into a License and Access Agreement (the “Agreement”) with Fresh Start Alcohol Recovery Clinic, Inc. (“Medical Group”). The Agreement provided, among other things, that (i) the Company would grant to Medical Group the exclusive, non-sublicensible and non-transferrable right and license to access Naltrexone Implant Products, as defined in the Agreement, in such quantities as Medical Group may from time to time order during the term of the Agreement, and to the educational resources, proprietary elements and know-how associated with the Counseling Programs, as defined in the Agreement, which Medical Group may deploy or facilitate for patients; and (ii) Medical Group would pay to the Company a license fee, which includes access to the Naltrexone Implant Product.

On May 1, 2014, Medical Group and the Company entered into an amendment to the Agreement (the “Amendment”), which provides the following:

1.	Retroactively effective as of January 1, 2014, the license fee to be paid by Medical Group to the Company for the Naltrexone Implant Productwas and shall be amended*; and

2.	Effective May 1, 2014, the term “Territory,” as defined in the Agreement, shall be amended to include procedures originating out of the city limits of Atlanta, Georgia.

The foregoing text of this Item 1.01 is qualified in its entirety by the Amendment, attached hereto as Exhibit 99.1. The terms of the Amendment are incorporated by reference herein.

*Information omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

Exhibits

The following exhibits are furnished as part of this Form 8-K:

Exhibit 99.1	Amendment to License and Access Agreement dated May 1, 2014.*

*A portion of Exhibit 99.1 has been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOCORRX INC.

Date: May 5, 2014	By:	/s/ Lourdes Felix
Lourdes Felix
Chief Financial Officer and Director

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